As filed with the Securities and Exchange Commission on June 28, 1996
                                           Registration No. ________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                       Micron Technology, Inc.
       (Exact name of registrant as specified in its charter)

            Delaware                                  75-618004
- --------------------------------                 -------------------
 (State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

     8000 South Federal Way
          Boise, Idaho                               83706-9632
(Address of Principal Executive Offices)             (Zip Code)

                       ------------------------
                        1994 STOCK OPTION PLAN
                       (Full title of the plan)
                       ------------------------

                         Steven R. Appleton
    Chairman of the Board, Chief Executive Officer and President
                       Micron Technology, Inc.
                       8000 South Federal Way
                       Boise, Idaho 83706-9632
               (Name and address of agent for service)

                            208-368-4000
    (Telephone number, including area code, of agent for service)

                   CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
 Title of                       maximum        maximum
securities       Amount         offering      aggregate     Amount of
  to be          to be           price        offering    registration
registered     registered     per share(1)    price(1)        fee(1)
Common Stock
$.10 par value  5,000,000       $25.625     $128,125,000     $44,181


(1)Estimated in accordance with Rules 457(c) and 457(h) of Regulation C solely for the purpose of calculating the registration fee on the basis of $25.625 per share, average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on June 26, 1996.

     The contents of the Registrant's Form S-8 Registration Statement No. 33-57887, dated March 1, 1995 relating to the 1994 Stock Option Plan are incorporated herein by reference.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits.
          ---------

     Exhibit
     Number
     -------

     4.1     1994 Stock Option Plan.

     5.1 Opinion of counsel as to legality of securities being registered.

     23.1    Consent of Independent Accountants.

     23.2    Consent of Counsel (contained in Exhibit 5.1).

     24.1    Power of Attorney (included on signature page).

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 28th day of June, 1996.

                                   MICRON TECHNOLOGY, INC.

                                   By:  Wilbur G. Stover, Jr.

                                        ---------------------------
                                        Vice President of Finance
                                        and Chief Financial Officer

                          POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Appleton and Wilbur G. Stover, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                Title                         Date
     ---------                -----                         ----

Steven R. Appleton       Chairman of the Board,        June 28, 1996
- --------------------     Chief Executive Officer
                         and President

Tyler A. Lowrey          Vice Chairman and Chief       June 28, 1996
- --------------------     Operations Officer

Wilbur G. Stover, Jr.    Vice President of Finance     June 28, 1996
- --------------------     (Chief Financial Officer)
                         and Director (Principal
                         Financial and Accounting Officer)

Edward J. Heitzeberg     Vice President of Design,     June 28, 1996
- --------------------     Product Engineering & Quality
                         Assurance and Director

Thomas T. Nicholson      Director                      June 28, 1996
- --------------------

Gordon C. Smith          Director                      June 28, 1996
- --------------------

Jerry M. Hess            Director                      June 28, 1996
- --------------------

Robert L. Lothrop        Director                      June 28, 1996
- --------------------

John R. Simplot          Director                      June 28, 1996
- --------------------

Don J. Simplot           Director                      June 28, 1996
- --------------------

                            EXHIBIT INDEX



Exhibit
Number               Description
- -------   ---------------------------------------
4.1       1994 Stock Option Plan.

5.1 Opinion of counsel as to legality of securities being registered.

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (included on signature page).

Exhibit 4.1


                       MICRON TECHNOLOGY, INC.
                       1994 STOCK OPTION PLAN


     1. Purposes of the Plan. The purposes of this Stock Option Plan are:

          * to attract and retain the best available personnel for positions of substantial responsibility,

          * to provide additional incentive to Employees and Consultants, and

          *    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under Delaware corporate and securities laws and the Code.

          (c)  "Board"  means  the Board of  Directors of  the Company.

          (d) "Change in Control" means the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (g)  "Common Stock" means the Common Stock of the Company.

          (h) "Company" means Micron Technology, Inc., a Delaware corporation.

          (i) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (j) "Continuous Status as and Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (k)  "Director" means a member of the Board.

          (l) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the five business days preceding the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

          (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t) "Option" means a stock option granted pursuant to the Plan.

          (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (w) "Optioned Stock" means the Common Stock subject to an Option.

          (x) "Optionee" means an Employee or Consultant who holds an outstanding Option.

          (y) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)  "Plan" means this 1994 Option Plan.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock Option, the term "Subsidiary" shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company has a significant ownership interest.

     3.   Stock Subject to the Plan.  Subject to the provisions of
Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               (ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to
Section 16(b) of the Exchange Act, the Plan shall be administered by
(A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

               (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

               (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xii)  to institute an Option Exchange Program; and

               (xiii)  to make all other determinations deemed
necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision.  The
Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

     6.   Limitations.

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock
Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

               (i)  of Shares subject to an Optionee's Incentive
Stock Options granted by the Company or any Parent or Subsidiary, which

               (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options to Employees:

               (i) No employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

               (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

               (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or subsidiary, the term of the Incentive Stock Option shall be five
(5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B)  granted to any Employee other than an
Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

               (ii) check;

               (iii)  promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable
Laws.

     10.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted thereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed thirty (30) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the

Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at any time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f) Suspension. Any Optionee who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

     11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d) Change in Control. In the event of a Change in Control the unexercised portion of the Option shall become immediately exercisable, to the extent such acceleration does not disqualify the Plan, or cause an Incentive Stock Option to be treated as a Nonstatutory Stock Option without the consent of the Optionee.

     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule, or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted).
Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule, or regulation.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Liability of Company.

          (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve
(12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Delaware law.

Exhibit 5.1





                                   June 27, 1996


Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83706-9632

     Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 28, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of your Common Stock under the 1994 Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plan is referred to herein as the "Plan." We have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

     It is our opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                   Very truly yours,



                                   WILSON, SONSINI, GOODRICH & ROSATI
                                   Professional Corporation

Exhibit 23.1

Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph regarding uncertainties related to the adequacy of amounts accrued for estimated costs of claims related to product and process technology rights, dated September 21, 1995, on our audits of the consolidated financial statements and financial statement schedules of Micron Technology, Inc. and subsidiaries, as of August 31, 1995 and September 1, 1994, and for each of the three years in the period ended August 31, 1995.

Coopers & Lybrand L.L.P.
Boise, Idaho
June 27, 1996

                                   June 28, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004
Attn:  Filing Desk, Stop 1-4

Re:  Micron Technology, Inc.
     Registration Statement on Form S-8

Ladies and Gentlemen:

     Pursuant to the Securities Act of 1933 (the "Securities Act"), we are filing herewith on behalf of Micron Technology, Inc. (the
"Registrant"), the following:

     (1) A Registration Statement on Form S-8 with exhibits registering 5,000,000 shares of the registrant's $.10 par value common stock issuable under the company's 1994 Stock Option Plan.

     (2) A filing fee in the amount of $44,181 was deposited with the Mellon Bank depository on June 28, 1996. The confirmation number of the wire is 00485.

                                   Very truly yours,


                                   Beatrice E. Solis
                                   Associate General Counsel


Enclosures
cc:  New York Stock Exchange, Inc. (w/encl.)
     Wilbur G. Stover, Jr.; Micron Technology, Inc.
     Patrick Schultheis; Wilson, Sonsini, Goodrich & Rosati (w/encl.) Stan Johnson; Coopers & Lybrand